Exhibit 10.4(C)

AMENDMENT NO. 2 TO COLLABORATION AGREEMENT

This Amendment No. 2 to Collaboration Agreement (the “Amendment No. 2”), effective as of October 16, 2013 (the “Amendment No. 2 Effective Date”), is made by and between Fred Hutchinson Cancer Research Center, a Washington non-profit organization having offices at 1100 Fairview Ave. N., Seattle, WA 98109 (“FHCRC”), and Juno Therapeutics, Inc., a Delaware corporation having offices at 307 Westlake Ave. North, Suite 300, Seattle, WA 98109 (“Juno”).

WHEREAS, the parties entered into that certain Collaboration Agreement dated October 16, 2013, as amended by Amendment No. 1 thereto dated November 19, 2014 (collectively, the “Original Agreement”); and

WHEREAS, the parties wish to amend the Original Agreement under the terms and conditions herein.

NOW THEREFORE, in consideration of the premises and mutual promises set forth in this Agreement, and other good and valuable consideration, the exchange, receipt and sufficiency of which are acknowledged, FHCRC and Juno hereby agree as follows:

1. Definitions. The term “Agreement” as used in this Amendment No. 2 and in the Original Agreement shall mean the Original Agreement as amended hereby. Except as otherwise set forth herein, the capitalized terms used herein and in the Original Agreement shall have the meaning set forth in the Original Agreement.

2. Survival of Agreement Terms. Except as expressly set forth herein, the terms and conditions of the Original Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment No. 2 and the Original Agreement, the terms and conditions set forth in this Amendment No. 2 shall control with respect to the subject matter hereof.

3. Section 9.2(b). Section 9.2(b) of the Original Agreement is hereby deleted and replaced in its entirety with the following Section 9.2(b):

“(b) Each party agrees that until publication of the results of the Study as permitted under this Agreement each party will have the limited right to use Study Data, whether owned by it or another party, solely for internal research purposes and patient care purposes, and that it will not disclose Study Data to any other person or entity except: (i) as necessary, in a party’s reasonable medical judgment, for the medical care of any research subject, (ii) as necessary for protection of that party’s interests against lawsuits, allegations of scientific misconduct, conflict of interest actions, patent infringement and interference proceedings, (iii) as permitted by this Agreement

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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or the applicable Project Agreement (provided that [***]; for the avoidance of doubt, this subsection (iii) will not limit FHCRC’s rights under subsections (i), (ii), (iv) or (v) of this Section 9.2(b)), (iv) for purposes of publication or public presentation as permitted under Section 10, (v) as required by applicable laws and regulations including laws and regulations of the FDA relating to licensure of Study Products and laws and regulations of the National Institutes of Health (NIH) relating to government grants and contracts, and (vi) with respect to Juno, to develop and advance the commercialization of cellular immunotherapy products (itself or via commercial relationships with third parties), subject to confidentiality restrictions as provided herein and other applicable legal requirements with respect to such data. For clarity, Juno and its Affiliates shall have the irrevocable right to (and to authorize their Sublicensees, contractors and collaborators to) access, use and reference all Study Data [***] in connection with the development and commercialization of [***], subject to confidentiality restrictions as provided herein and other applicable legal requirements with respect to such data. Notwithstanding anything to the contrary in this Agreement (including, without limitation, any confidentiality restrictions), Juno and its Affiliates shall have the irrevocable right to (and to authorize their Sublicensees, contractors and collaborators to) access, use, reference and include any and all Production Data and Study Data, including clinical data, for and in regulatory filings and patent applications (and related correspondence and filings), in connection with the development and commercialization of [***]. Ownership of Project Intellectual Property will still be determined in accordance with Section 12.2 of this Collaboration Agreement.”

4. Section 15.10. The following Section 15.10 is hereby inserted as a new section immediately after Section 15.9 of the Original Agreement:

“15.10 Certain Definitions. “Affiliate” means, with respect to a party, any person or entity that directly or indirectly controls, is controlled by, or is under common control with such party, where “control” means ownership of fifty percent (50%) or more of the outstanding voting securities of the entity in question (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or the power to otherwise control the voting or affairs of such entity. “Sublicensee” means any third party to whom Juno has granted a sublicense.”

5. Miscellaneous. This Amendment No. 2 may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart. This Amendment No. 2 will be effective upon full execution by facsimile or original, and a facsimile signature will be as effective as an original signature. This Amendment No. 2 may not be altered, amended or modified in any way except by a writing (excluding email or similar electronic transmissions) signed by the authorized representatives of both parties. The Original Agreement and this Amendment No. 2 will be governed by, interpreted and enforced in accordance with the laws of the State of Washington, without regard to conflicts of laws.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the Amendment No. 2 Effective Date.

JUNO THERAPEUTICS, INC.		FRED HUTCHINSON CANCER RESEARCH CENTER

By:	/s/ Bernard J. Cassidy	By:	/s/ Nicole C. Robinson

Name:	Bernard J. Cassidy	Name:	Nicole C. Robinson, Ph.D.
VP, Business Development &

Title:	General Counsel & Secretary	Title:	Industry Relations

Date:	Feb. 17, 2016	Date:	February 17, 2016

[Signature Page to Amendment No. 2 to Collaboration Agreement]

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